UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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  ART TECHNOLOGY GROUP, INC.

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Filed by Art Technology Group, Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Art Technology Group, Inc.
Commission File No.: 000-26679
Overview and Frequently Asked Questions
Oracle Buys ATG
Combination Creates Best-in-Class CRM and Cross-Channel Commerce solution
On November 2, 2010, Oracle announced that it has agreed to acquire Art Technology Group (ATG), a leading provider of eCommerce software and related on demand commerce optimization applications. ATG’s solutions enable enterprises to provide a cohesive online customer experience with sophisticated merchandising, marketing, content personalization, automated recommendations, and live-help services.
The transaction is subject to stockholder and regulatory approval and other customary closing conditions, and is expected to close by early 2011. Until the transaction closes, each company will continue to operate independently, and it is business as usual.
Driven by the convergence of online and traditional commerce and the need to increase revenue and improve customer loyalty — organizations across many industries are seeking a unified cross-channel commerce and customer relationship management platform to deliver a cohesive customer experience across all commerce channels.
Together Oracle and ATG expect to help businesses grow revenue, strengthen customer loyalty, improve brand value, achieve better operating results, and increase business agility across online and traditional commerce environments.
The ATG management team and employees are expected to join Oracle after the transaction closes.
BUSINESS RATIONALE
What is the rationale for this acquisition?
The convergence of online and traditional commerce creates the need for a unified CRM, Retail and Commerce platform. There is a growing awareness among retailers and brands that online and traditional commerce channels are not independent silos, but need to be connected — enabling more efficient management, merchandising, marketing and servicing of their customers. Customers expect the same level of brand experience across online, mobile and in store channels, and they want a seamless and personalized experience.
Siloed systems cannot keep pace with the needs of next-generation commerce. Similar business process flows are emerging across both online and traditional commerce and each customer interaction can impact multiple operational areas. Businesses require advanced management tools that add value to the user interaction quickly, and with less complexity. Companies need to build a platform that supports the convergence of on and offline business process and information. The next
Art Technology Group, Inc. | One Main Street | Cambridge, MA 02142 | tel 617-386-1000 | fax 617-386-1111 | www.atg.com

generation unified cross-channel commerce and CRM foundation is expected to improve efficiencies and lower the total cost of operation. In addition, deploying a unified CRM and cross-channel commerce solution is expected to further increase revenue, streamline common information and integrate processes for more accurate customer targeting and profitable marketing decisions.
Oracle and ATG have many of the same customers across multiple industries and ATG solutions are highly complementary. Together, Oracle and ATG are expected to provide businesses with advanced commerce capabilities that enable personalized customer interactions across all channels. The acquisition is expected to fuel innovation, and provide mission critical industry-specific functionality built to scale for enterprise companies.
Why did Oracle select ATG?
ATG offers leading eCommerce software and related on demand commerce optimization applications that deliver a high return on investment, contributing to businesses top line growth and operational efficiencies. More than 1,000 global enterprises rely on ATG’s solutions to increase the value of their online customer interactions. Oracle and ATG have many of the same customers across Retail, Communications, High Tech and other industries.
PRODUCT OVERVIEW AND STRATEGY
What products does ATG currently develop and support?
ATG is a provider of eCommerce software and related on demand optimization applications. ATG’s solutions enable enterprises to provide a cohesive online customer experience with sophisticated merchandising, marketing content personalization, automated recommendations and live-help services.
ATG’s on demand optimization applications help customers confidently grow revenue, boost loyalty, and instantly and measurably improve key performance indicators like abandonment rates, conversion rates, customer satisfaction levels, and service handle times.
How is ATG viewed by Industry Analysts?
In recent industry analyst reports, ATG has clearly demonstrated that they are a leading eCommerce provider. In the 2010 Gartner eCommerce Magic Quadrant, ATG was positioned in the leader’s quadrant, ranked highest in completeness of vision.
Art Technology Group, Inc. | One Main Street | Cambridge, MA 02142 | tel 617-386-1000 | fax 617-386-1111 | www.atg.com

How is this acquisition expected to impact on-going development of ATG’s products?
Oracle has initiated a review of the ATG product portfolio, and when the evaluation is complete, Oracle will be providing guidance to customers in accordance with Oracle’s standard product communications policies. Research and development investments in ATG’s solutions are expected to increase after the transaction closes, as they will then be able to share in Oracle’s R&D budget.
ATG’s recently announced product, ATG Commerce 10, is planned to be released in Q4 as previously announced. The target date for general availability is December 2010.
How does Oracle plan to maintain ATG’s domain expertise after the closing?
The goal of the combination is to complement Oracle’s solutions. ATG brings significant domain expertise in the area of eCommerce software and related on demand commerce optimization applications. The ATG management team and employees are expected to join Oracle after the transaction closes.
CUSTOMERS AND PARTNERS
How is the proposed transaction between Oracle and ATG expected to benefit ATG customers?
Oracle and ATG have many of the same customers across multiple industries. The transaction is expected to further enable businesses to provide a more cohesive customer experience across all interaction channels. With best-in-class technology and applications from Oracle and complementary eCommerce solutions from ATG, we expect to provide customers with a compelling combination that will help companies drive more revenue and profits.
How will Oracle continue to support and broaden relationships with ATG partners?
Partners are essential to Oracle’s economic and growth strategy. After the transaction closes, in addition to increased product support and investment, ATG partners are expected to benefit from Oracle PartnerNetwork, our global world-class partner program, which provides access to a broader portfolio of solutions, comprehensive resources to support partner business and opportunities for growth with Oracle.
We expect business to continue as usual for ATG partners, until the transaction closes. ATG partner contacts for support, professional services, and sales are expected to remain the same. As contact information changes, we will communicate these changes through normal channels. Oracle Partners may also use their existing Oracle channels for support to answer any questions.
Art Technology Group, Inc. | One Main Street | Cambridge, MA 02142 | tel 617-386-1000 | fax 617-386-1111 | www.atg.com

BUSINESS CONTINUITY
Can I still purchase ATG products?
Yes. Until the transaction closes, ATG continues to operate as a separate business. Please contact your existing ATG sales representative to assist you, or visit www.atg.com for contact information.
Should ATG customers continue to call ATG customer support?
Yes. Until the transaction closes, ATG continues to operate as a separate business. ATG customers should continue to use existing ATG contacts for support, professional services and sales to address immediate and ongoing needs. We will communicate all changes and transitions occurring after the close of the transaction well in advance through these familiar channels.
Should ATG customers continue to contact their ATG sales representative?
Yes, customers should continue to rely on existing relationships.
Will training on ATG products continue?
Yes, we want to ensure that our customers’ software provides the best possible service for their organizations, and we know excellent training is critical to reach that goal. Until the transaction is complete we plan to combine the ATG training services with Oracle University.
Will the ATG leadership and employees be retained?
The goal of the combination is to complement Oracle offerings. ATG’s management and employees have significant domain expertise in Commerce solutions and software, and are expected to join Oracle, after the transaction closes.
Where can I find out more information about the proposed Oracle and ATG combination?
For more information, please visit oracle.com/atg
The above is for informational purposes and may not be incorporated into a contract.
Art Technology Group, Inc. | One Main Street | Cambridge, MA 02142 | tel 617-386-1000 | fax 617-386-1111 | www.atg.com

Oracle is currently reviewing the existing ATG product roadmap and will be providing guidance to customers in accordance with Oracle’s standard product communication policies. Any resulting features and timing of release of such features as determined by Oracle’s review of ATG’s product roadmap are at the sole discretion of Oracle.
All product roadmap information, whether communicated by ATG or by Oracle, does not represent a commitment to deliver any material, code, or functionality, and should not be relied upon in making a purchasing decision. It is intended for information purposes only, and may not be incorporated into any contract.
Cautionary Statement Regarding Forward-Looking Statements
This document contains certain forward-looking statements about Oracle and ATG, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of ATG, anticipated product information and strategy, benefits of the acquisition to customers and others in the industry and general business outlook. When used in this document, the words “anticipates”, “estimates”, “may”, “can”, “will”, “believes”, “intends”, “projects”, “ likely”, “expects”, “is expected”, similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or ATG, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies and benefits of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or ATG may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or ATG. In addition, please refer to the documents that Oracle and ATG, respectively, file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and ATG’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Neither Oracle nor ATG is under any duty to update any of the information in this document.
Art Technology Group, Inc. | One Main Street | Cambridge, MA 02142 | tel 617-386-1000 | fax 617-386-1111 | www.atg.com

Additional Information about the Merger and Where to Find It
In connection with the proposed merger, ATG will file a proxy statement with the SEC. Additionally, ATG and Oracle will file other relevant materials in connection with the proposed acquisition of ATG by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among Oracle, Amsterdam Acquisition Sub Corporation, a wholly-owned subsidiary of Oracle, and ATG. The materials to be filed by ATG with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov.
Investors and security holders of ATG are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
Oracle, ATG, and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of ATG stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names and affiliations of Oracle’s executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of ATG’s executive officers, directors and other participants in the solicitation, which may, in some cases, be different than those of ATG’s stockholders generally, is set forth in the proxy statement relating to the merger when it becomes available.
Art Technology Group, Inc. | One Main Street | Cambridge, MA 02142 | tel 617-386-1000 | fax 617-386-1111 | www.atg.com